As filed with the Securities and Exchange Commission on June 9, 1999
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            CORONADO INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Nevada                                                  22-3161629
-------------------------------                               ----------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

16929 E. Enterprise Drive, Suite 202, Fountain Hills, Arizona       85268
-------------------------------------------------------------     ----------
    (Address of Principal Executive Offices)                      (Zip Code)

                        Albert Reynolds Compensation Plan
                        ---------------------------------
                            (Full title of the plan)

                                  Gary R. Smith
                                    President
                           Coronado Industries, Inc.
         16929 E. Enterprise Drive, Suite 202, Fountain Hills, AZ 85268
         --------------------------------------------------------------
                     (Name and address of agent for service)

                                 (602) 837-6810
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                  With copy to:
                              Michael K. Hair, P.C.
                             7407 E. Ironwood Court
                            Scottsdale, Arizona 85258
                                 (602) 443-9657

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                   Proposed        Proposed
    Title of                       Maximum         Maximum
   Securities        Amount        Offering        Aggregate        Amount of
     to be           to be          Price          Offering       Registration
   Registered      Registered     Per Share         Price              Fee
--------------------------------------------------------------------------------
Common Stock,
$.001 par value     250,000          $.405         $101,250          $29.87
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1

THE PLAN

     The name of this plan is the Albert Reynolds Compensation Plan (the "Plan") and Coronado Industries, Inc. (the "Registrant") will fund the Plan with up to 250,000 shares of its $.001 par value common stock (the "Stock"). The Plan is described in the Consulting Agreement between Mr. Reynolds and the Registrant. The Plan is not subject to the provisions of ERISA and the Plan has no administrators.

DESCRIPTION OF REGISTRANT'S SECURITIES

     The authorized capital stock of the Company consists of 50,000,000 shares of common stock ("Common Stock"), of which 31,902,184 shares were issued and outstanding on May 28, 1999, and 3,000,000 shares of $.001 par value Preferred Stock, of which no shares have been issued as of May 28, 1999. All presently outstanding shares are duly authorized, fully-paid and non-assessable.

     Each share of the Common Stock is entitled to one vote on all matters to be voted on by the shareholders, such as the election of certain directors and other matters that directly impact the rights of the holders of such class. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of any dissolution, winding up or liquidation of the Company, the shares of Common Stock will share ratably in all the funds available for distribution after payment of all debts and obligations. The holders of Common Stock are subject to any rights that may be fixed for holders of preferred stock as designated upon issuance.

ISSUANCE OF SHARES

     The stock is to be issued immediately to Mr. Reynolds under the terms of the Consulting Agreement.

     The Stock will not be purchased in the open market.

RESALE RESTRICTIONS

     Since the Registrant does not satisfy the requirements for the use of Form S-3, the eligible employees and consultants, even though not controlling persons, are bound by the volume limitations of Rule 144, which would not be applicable because any shareholder may sell up to 319,021 shares of Registrant's common stock in any 90 day period under Rule 144.

ITEM 2

     The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 and all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to December 31, 1998 are incorporated by reference into this Prospectus. Copies of these documents are available to any eligible employee and consultant, without charge, upon written or oral request made to the Registrant at 16929 E. Enterprise Drive, Suite 202, Fountain Hills, Arizona 85268, telephone number (602) 837-6810.

                                     PART I

              INFORMATION REQUIRED IN THE REOFFER PROSPECTUS

ITEM 1

THE PLAN

     The name of this plan is the Albert Reynolds Compensation Plan (the "Plan") and Coronado Industries, Inc. (the "Registrant") will fund the Plan with up to 250,000 shares of its $.001 par value common stock (the "Stock"). The Plan is described in the Consulting Agreement between Mr. Reynolds and the Registrant. The Plan is not subject to the provisions of ERISA and the Plan has no administrators.

DESCRIPTION OF REGISTRANT'S SECURITIES

     The authorized capital stock of the Company consists of 50,000,000 shares of common stock ("Common Stock"), of which 31,902,184 shares were issued and outstanding on May 28, 1999, and 3,000,000 shares of $.001 par value Preferred Stock, of which no shares have been issued as of May 28, 1999. All presently outstanding shares are duly authorized, fully-paid and non-assessable.

     Each share of the Common Stock is entitled to one vote on all matters to be voted on by the shareholders, such as the election of certain directors and other matters that directly impact the rights of the holders of such class. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of any dissolution, winding up or liquidation of the Company, the shares of Common Stock will share ratably in all the funds available for distribution after payment of all debts and obligations. The holders of Common Stock are subject to any rights that may be fixed for holders of preferred stock as designated upon issuance.

     The Company has engaged Olde Monmouth Stock Transfer at 77 Memorial Parkway, Suite 101, Atlantic Highlands, NJ 07716 as its stock transfer agent.

ISSUANCE OF SHARES

     The stock is to be issued immediately to Mr. Reynolds under the terms of the Consulting Agreement.

RESALE RESTRICTIONS

     There are no restrictions on resale upon the purchasers of the Stock from the employees or the consultants.

ITEM 2

     The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 and all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to December 31, 1998 are incorporated by reference into this Prospectus. Copies of these documents are available to the employees and consultants, without charge, upon written or oral request made to the Registrant at 16929 E. Enterprise Drive, Suite 202, Fountain Hills, Arizona 85268, telephone number (602) 837-6810.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this Registration Statement: (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998; and (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to December 31, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of the Company's Articles of Incorporation eliminates the personal liability of directors of the Company for violation of their fiduciary duty of care.

     Section 78.751 of the Nevada General Corporation Law, as amended, applies to the Company and provides for the indemnification of officers and directors in specified instances. It permits a corporation, pursuant to a bylaw provision or in an indemnity contract, to pay an officer's or director's litigation expenses in advance of a proceeding's final disposition, and provides that rights arising under an indemnity agreement or bylaw provision may continue as to a person who has ceased to be a director or officer.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.  EXHIBITS.

         Exhibit Index located at Page 9.

Item 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a) (3)of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Hills, and the State of Arizona, on June 1, 1999.

                                      Coronado Industries, Inc.



                                      By /s/ Gary R. Smith
                                        -------------------------------
                                             Gary R. Smith
                                             President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                 Capacity In
     Signature                  Which Executed                      Date
     ---------                  --------------                      ----



/s/ Gary R. Smith             President, Treasurer (Principal    June 1, 1999
----------------------------  Financial and Accounting
    Gary R. Smith             Officer); Director




/s/ G. Richard Smith          Chairman (Chief Executive          June 1, 1999
----------------------------  Officer) and Secretary; Director
    G. Richard Smith


                              Director
---------------------------
    John T. LiVecchi

                                  EXHIBIT INDEX


Exhibit
Number                           Description                   Method Of Filing
-------                          -----------                   ----------------
 4        Consulting Agreement                                         *
 5        Form of opinion rendered by Michael K. Hair, P.C.,           *
          counsel for the Registrant (including consent)
23.1      Consent of Accountants                                       *
23.2      Consent of Counsel                                     See Exhibit 5

--------
*  Filed herewith